UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 2, 2014

VOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-188119	39-2079422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Montgomery Street, Suite 101 San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415-835-9463

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 2, 2014, the Board of Directors of Vopia, Inc. (the “Company”) appointed Mr. Jorgen Frederiksen as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a member of the Board of Directors of the Company, and immediately thereafter Jose De La Cruz resigned from all officer positions of the Company and as a member of the Board of Directors.

Mr. Frederiksen holds a degree in trading, graduating from Teknisk Skole, Aarhus, Denmark in 1984. From 1980-1993, Mr. Frederiksen has been an entrepreneur and has a combined 13 years’ experience of serving as an executive and director of various non-public trading companies while owning and operating his own businesses.

From 2000 to the present, Mr. Frederiksen has been CTO and supervisor at Jysk Haandvaerkerskole.

There are no family relationships between our officers and/or directors. Mr. Frederiksen has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

There is no present arrangement or understanding between Mr. Frederiksen and any other person pursuant to which Mr. Frederiksen was appointed as an officer or director of the Company. Presently, there is compensation or other arrangement between the Company and Mr. Frederiksen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 2, 2014	Vopia, Inc.

By: /s/ Jorgen Frederiksen
Jorgen Frederiksen
Chief Executive Officer

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